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                                                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement, relating to the registration of an indeterminate amount of shares of preferred stock and common stock of Summit Properties Inc. (the "Company") and debt securities of Summit Properties Partnership, L.P. (the "Partnership") with an aggregate public offering price of up to $500,000,000, on Form S-3 of (i) our report dated January 24, 1997 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) our report dated March 24, 1997 appearing in the Annual Report on Form 11-K of the Company's 1996 Non-Qualified Employee Stock Purchase Plan for the year ended December 31, 1996, and (iii) our report dated March 24, 1997 appearing in the Partnership's General Form for Registration of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 on Form 10.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/S/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
Charlotte, North Carolina

April 18, 1997